As filed with the Securities and Exchange Commission on March 15, 2011 Registration No. 333-172744

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                          -------------------

                             Amendment 1 to
                                FORM S-1
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                            Gala Global Inc.
         (Exact name of Registrant as specified in its charter)

           Nevada                            5960
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)       Classification Code)      Identification No.)

                       25 B Hampstead Hill Gardens
                           London NW32PJ, UK
                             +44773852907
                   (Address and telephone number of
                    registrant's executive office)

                            Mikhail Muyingo
                      25 B Hampstead Hill Gardens
                          London NW32PJ, UK
                            +44773852907
                       (Name, address and telephone
                        Number of agent for service)

                              Copies to:
                            Jody M. Walker
                           Attorney At Law
                         7841 South Garfield Way
                          Centennial, CO 80122
                           tel: (303)850-7637
                           fax: (303)482-2731

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration

If any of the securities being registered on the form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer   [ ]     Accelerated Filer            [ ]
Non-accelerated Filer     [ ]     Smaller reporting company    [x]

                   CALCULATION OF REGISTRATION FEE

                                       PROPOSED        PROPOSED
TITLE OF EACH CLASS OF  AMOUNT         MAXIMUM         MAXIMUM      AMOUNT OF
SECURITIES TO BE        TO BE       OFFERING PRICE    AGGREGATE   REGISTRATION
REGISTERED            REGISTERED      PER SHARE      OFFER PRICE      FEE
Common Stock(1)(2)    2,360,000        $ .05          $118,000       $13.70
                      ---------                       --------       ------
Total                 2,360,000                       $118,000       $13.70

 [1) Estimated solely for purposes of calculating the registration fee under Rule 457.
(2) Represents common stock being sold on behalf of selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         EXPLANATORY NOTE

This Amendment 1 to Form S-1 of Gala Global, Inc. amends the registrant's Form S-1 which was filed with the Securities and Exchange Commission on March 11, 2011. The registrant is filing this Amendment 1 to Form S-1 solely to file, as Exhibit 5 to this Amendment 1 to Form S-1, a revised consent and opinion of Jody M. Walker, Attorney At Law, regarding the legality of the securities being registered. The consent and opinion has been revised for accuracy to correct a misprint.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits
-------------------
The following exhibits are filed as part of this registration statement.

   3    Articles of Incorporation, By-Laws
         (i)      Articles of Incorporation and amendment*
         (ii)     By-Laws*
   5   Consent and Opinion of Jody M. Walker, Attorney at
Law, regarding the legality of the securities being
registered
  10   Marketing Consulting Agreement dated September 11,
2010*
  11   Statement of Computation of Per Share Earnings*
        This Computation appears in the Financial Statements.
  23   Consent of Certified Public Accountant*

* Previously filed with the registrant's Form S-1 filed with the U.S. Securities and Exchange Commission on March 11, 2011


                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, UK on this 15th day of March, 2011.

                    Gala Global Inc.
                    BY: Mikhail Muyingo
                        Mikhail Muyingo, President, Principal Executive Officer, Principal Accounting Officer,
                        Principal Financial Officer, Treasurer and
                        sole member of the Board of Directors